SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Advisors Preferred Trust

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

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2)	Aggregate number of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)	Proposed maximum aggregate value of transaction:

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5)	Total fee paid:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

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4)	Date Filed:

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DRAFT Script

Hello,

I am _________ from Flexible Plan. I am calling you because you are a shareholder in the Quantified Funds which are sub-advised by Flexible Plan. You were sent a proxy reminder ballot in the mail earlier this month. It probably came in a large white envelope. YOUR VOTE IS IMPORTANT for us to reach the required over 50% quorum.

The reason for the proxy vote is that in February 2019, Advisors Preferred Holding, LLC, agreed to sell its ownership interest in the Adviser to DGB Holdings LLC. This transaction will now occur on or about July 26, 2019. Advisors Preferred, LLC is the advisor to the Quantified Funds and Flexible Plan is the sub-advisor. Under existing law, this transaction will result in the automatic termination of the current advisory and sub-advisory agreements.

The proxy vote contains two proposals: Proposal 1 approves the new advisory agreement and Proposal 2 approves the new sub-advisory agreement. The advisory and sub-advisory agreements are identical in all material respects to those in place currently and each of the Fund’s investment objectives and policies and fee structure will remain the same. By approving these agreements, you will ensure that both the investment advisor, Advisors Preferred LLC, and the subadvisor, Flexible Plan Investments Ltd. continue to provide investment management services to the Funds. The Board of Trustees of the Trust voted unanimously to approve the new advisory agreement and the new sub-advisory agreements. Since each of the Funds is made up of thousands of investors such as yourself, it is important that everyone votes.

The original mail with the proxy vote ballot contained a 16-digit control number. If you still have this control number, simply sign in to www.proxyvote.com, enter the control number, and vote. You can vote without the control number by calling the proxy service at 1-888-567-1626.

If you discarded the original ballot and would prefer to have one, let me know and I can have a replacement proxy ID number issued and emailed. Due to technical security reasons, you will not be able to vote online. You can vote by phone, OR, you can send an email to emailproxy@proxyonline.com with the replacement proxy ID number, your name, the name of the account, your title and the voting instructions.

Thank you for voting!